SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         -------------------------------

Date of report (Date of earliest event reported): June 2, 1999


                            HYDRON TECHNOLOGIES, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


     New York                           0-6333                    13-1574215
------------------------       --------------------         --------------------
(State or Other Juris-         (Commission File No.)          (IRS Employer
diction of Incorporation)                                    Identification No.)


1001 Yamato Road, Boca Raton, Florida                                   33431
-------------------------------------                                   -----
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: (561) 994-2446


                                       N/A
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. Other Events.

         On June 2, 1999, Hydron Technologies, Inc. (the "Company") issued a press release announcing that it has settled its pending litigation with Harvey Tauman, the former President, CEO and Chairman of the Company. Pursuant to the terms of the settlement, Mr. Tauman has received a cash payment of $300,000 and 75,000 shares of the Company's common stock. In addition, Mr. Tauman was appointed to the Company's Board of Directors.

The press release also stated that the Company has notified its current electronic retailer that the Company has terminated their agreement effective May 31, 1999 as a result of their failure to satisfy minimum purchase requirements. The current electronic retailer has a period of 30 days within which to make the required minimum purchases. If the deficiency is not cured, the Company plans to aggressively pursue alternate means of electronic retailing. A copy of the press release is attached to this Form 8-K as Exhibit
99.1 and is incorporated by reference herein.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

        Exhibits:

        99.1 Press Release dated June 2, 1999


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

                                   Signatures:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       HYDRON TECHNOLOGIES, INC.



                                                       By: /s/ Richard Banakus
                                                           -------------------
                                                       Name: Richard Banakus
                                                       Title: President


Date: June 9, 1999


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